SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

August 15, 2012
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated August 15, 2012

Item 2.05.  Costs Associated with Exit or Disposal Activities.
On August 15, 2012, the Company issued a press release, attached hereto as Exhibit 99.2, announcing that it will cease production at its Columbus, Ohio, and Gainesville, Florida, metal beverage packaging plants.  As a result of the closures, a total after-tax charge of approximately $30 million is expected to be recorded in the Company’s results.  The charge includes $21 million for employee severance, pension and other employee benefit costs, $12 million for equipment removal and cleanup costs and $15 million related to accelerated depreciation and the write-down to net realizable value of certain fixed assets and related spare parts and inventory.  These charges will be offset by tax recoveries of approximately $18 million.  A majority of the charge is expected to be recorded in the third quarter of 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following is furnished as an exhibit to this report:

Exhibit 99.2	Ball Corporation Press Release dated August 15, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Scott C. Morrison
	Name:	Scott C. Morrison
	Title:	Senior Vice President and Chief Financial Officer

Date:           August 15, 2012

Ball Corporation
Form 8-K
August 15, 2012

EXHIBIT INDEX

Description	Exhibit

Ball Corporation Press Release dated August 15, 2012	99.2